EXHIBIT 10.11

                            ASSET PURCHASE AGREEMENT

                             dated October 15, 2007

                                  by and among

                    BEACON ENTERPRISE SOLUTIONS GROUP, INC.,

                             RFK COMMUNICATIONS, LLC

                                       and

                  all of the Members of RFK Communications, LLC

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                                TABLE OF CONTENTS

                                                                            Page

Exhibits
Exhibit A - Secured Promissory Note
Exhibit B - Security Agreement
Exhibit C - Bill of Sale
Exhibit D - Instrument of Assumption
Exhibit E - Opinion of the Seller's counsel

Schedules
Schedule 1.6 - Allocation of Purchase Price
Schedule 2.2 - Capitalization/Ownership and Management
Schedule 2.6 - Commission Schedule
Schedule 2.10 - Security Interest of National City Bank
Schedule 2.14 - Agent and Subagent Agreements and Residuals
Schedule 2.23 - Commission Reports for Assigned Contracts
Schedule 2.25 - Transactions with Affiliates


                                       (i)
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                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement is entered into as of October 15, 2007 by and among BEACON ENTERPRISE SOLUTIONS GROUP, INC., an Indiana corporation (the "Buyer"), RFK COMMUNICATIONS, LLC, a Kentucky limited liability company ("RFK" or the "Seller") and the members of the Seller (collectively, the "Members").

      This Agreement contemplates a transaction in which the Buyer will purchase certain assets and assume certain of the liabilities of the Seller (the "Assumed Liabilities" as defined in Article IX, below).

      Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article IX.

      In consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                   ARTICLE I

                               THE ASSET PURCHASE

      1.1 Purchase and Sale of Assets.

            (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, convey, assign and deliver to the Buyer, at the Closing, for the consideration specified below in this Article I, all right, title and interest in, to and under the Acquired Assets.

            (b) Notwithstanding the provisions of Section 1.1(a), the Acquired Assets shall not include the Excluded Assets.

      1.2 Assumption of Liabilities.

            (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, the Assumed Liabilities.

            (b) Notwithstanding the terms of Section 1.2(a) or any other provision of this Agreement to the contrary, the Buyer shall not assume or become responsible for, and the Seller shall remain liable for, the Retained Liabilities.

      1.3 Purchase Price. The Purchase Price to be paid by the Buyer for the Acquired Assets shall be (a) 300,000 shares (the "Shares") of Buyer Common Stock; and (b) a Secured Promissory Note in the principal amount of $562,500.00, with a maturity date of sixty (60) months from the date of Closing, and in the form attached hereto as Exhibit A.

      1.4 [RESERVED]

      1.5 The Closing.


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            (a) The Closing  shall take place at the offices of Frost Brown Todd
LLC in Louisville, Kentucky commencing at 9:00 a.m. local time on the Closing Date, or at such other place as the parties may mutually agree. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

            (b) At the Closing:

                  (i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 5.1;

                  (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 5.2;

                  (iii) the Buyer shall execute and deliver to the Seller the Secured Promissory Note in substantially the form attached hereto as Exhibit A;

                  (iv) the Buyer and the Seller shall execute and deliver to each other the Security Agreement in substantially the form attached hereto as Exhibit B;

                  (v) the Seller shall execute and deliver to the Buyer a bill of sale in substantially the form attached hereto as Exhibit C and such other instruments of conveyance as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

                  (vi) the Buyer shall execute and deliver to the Seller an instrument of assumption in substantially the form attached hereto as Exhibit D and such other instruments as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

                  (vii)  the  Buyer   shall   deliver  to  the  Seller  a  stock
certificate registered in the name of the Seller representing a number of shares of Buyer Common Stock as is equal to the number of Shares; and

                  (viii) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

      1.6 Allocation. The Buyer and the Seller agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets and the non-solicitation and non-competition covenants set forth in Sections 6.2 and 6.3 for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule 1.6. The Buyer and the Seller agree to use the allocations determined pursuant to this Section 1.6 for all tax purposes, including without limitation, those matters subject to Section 1060 of the Code, and the Treasury regulations promulgated thereunder. The Buyer and the Seller shall prepare and submit to the other for review their IRS Forms 8594 within ninety (90) days after Closing. Each party shall have thirty (30) days to complete its review.


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      1.7  Further  Assurances.  At any  time and from  time to time  after  the
Closing, at the request of the Buyer and without further consideration, the Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as the Buyer may reasonably request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      The Seller represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. Disclosures in any section or subsection of the Disclosure Schedule shall qualify such other sections or subsections of the Disclosure Schedule to the extent it is reasonably apparent from the content of such disclosure that such disclosure is relevant to such other sections or subsections.

      2.1 Organization, Qualification and Corporate Power. The Seller is a limited liability company validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Seller is duly qualified to conduct business and is in good standing under the laws of the Commonwealth of Kentucky, which jurisdiction constitutes the only jurisdiction in which the nature of the Seller's business or the ownership or leasing of Seller's properties requires such qualification. The Seller has all requisite power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. The Seller has furnished to the Buyer complete and accurate copies of its Articles of Organization, as amended, and its Operating Agreement. The Seller is not in default under or in violation of any provision of its Articles of Organization, as amended, or its Operating Agreement. There are no other agreements or instruments setting forth (i) rights, preferences and privileges of the Members with respect to the Seller and/or among the Members, or (ii) matters relating to the operation and governance of the Seller.

      2.2 Capitalization. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of (i) all Members, indicating the number of shares or membership interests or units, as applicable, of the Seller held by each Member and (ii) all outstanding options, warrants or other instruments giving any party the right to acquire any shares, membership interests or units or equity securities of the Seller. There are no outstanding agreements or commitments to which the Seller is a party or which are binding upon the Seller for the redemption of any of its equity. The Seller has only one class of shares outstanding. There are no outstanding options, warrants or similar rights relating to the Seller or their respective equity securities.


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      2.3  Authorization of Transaction.  The Seller has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The performance by the Seller of this Agreement and the Ancillary Agreements and the consummation by the Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary actions on the part of the Seller.

      This Agreement has been duly and validly executed and delivered by the Seller and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by the Seller, will constitute, a valid and binding obligation of the Seller, enforceable against The Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws from time to time in effect and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

      2.4 Noncontravention. Except for obtaining the written consent of Lightyear, TNCI and Paytek, neither the execution and delivery by the Seller of this Agreement or the Ancillary Agreements, nor the consummation by the Seller of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Organization or Operating Agreement of the Seller, (b) require on the part of the Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity,
(c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Seller is a party or by which the Seller is bound or to which any of its assets is subject, (d) result in the imposition of any Security Interest upon any asset or assets of the Seller or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller or any of its properties or assets.

      2.5 Subsidiaries. The Seller has no Subsidiaries. The Seller does not directly or indirectly control or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity.

      2.6 Financial Statements. The Seller has provided to the Buyer the Financial Statements. The Financial Statements (i) were prepared on a consistent basis throughout the periods covered thereby in accordance with reasonable accounting practices, and (ii) fairly and accurately present the cash flows from the Agent Contracts for the periods indicated, consistent with the books and records of the Seller.

      2.7 Absence of Certain Changes.  Since the Most Recent Balance Sheet Date,
(a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect, and (b) the Seller has not taken any of the actions set forth in paragraphs (a) through (n) of Section 4.4.

      2.8 Undisclosed Liabilities. The Seller has no knowledge of any liability (whether known or unknown to the Buyer, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most


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Recent Balance Sheet,  (b)  contractual  and other  liabilities  incurred in the
Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and which are not material, and (c) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business.

      2.9 Tax Matters.

            (a) The Seller has: (i) properly filed all material Tax Returns that it is and was required to file, and all such Tax Returns were true, correct and complete in all material respects; (ii) has properly paid on a timely basis all material Taxes, whether or not shown on its Tax Returns, that were due and payable; has withheld or collected all material Taxes that the Seller is or was required by law to withhold or collect and, to the extent required, have been properly paid on a timely basis to the appropriate Governmental Entity; and (iv) has complied with all information reporting and back-up withholding requirements in all material respects, including maintenance of the required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

            (b) The unpaid Taxes of the Seller for periods through the date of the Most Recent Balance Sheet Date do not materially exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet. All Taxes attributable to the period from and after the Most Recent Balance Sheet Date and continuing through the Closing Date are, or will be, attributable to the conduct by the Seller of its operations in the Ordinary Course of Business.

            (c) No examination or audit of any Tax Return of the Seller by any Governmental Entity is currently in progress or, to the knowledge of the Seller, threatened or contemplated. Kentucky and its local subdivisions are the only jurisdictions (other than United States federal) in which the Seller files, or is required to file or has been required to file a material Tax Return or is or has been liable for material Taxes on a "nexus" basis. The Seller has not been informed by any jurisdiction that the jurisdiction believes that the Seller was required to file any Tax Return that was not filed.

            (d) RFK is, and has been since its inception, validly classified and treated as a "partnership" for federal income tax purposes and has been validly treated in a similar manner for purposes of the income Tax laws of all states in which it has been subject to taxation.

            (e) The  Seller has  delivered  or made  available  to the Buyer (i)
complete and correct copies of all Tax Returns relating to Taxes for all Taxable periods ending December 31, 2006, 2005 and 2004 and (ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of assessment, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Seller relating to Taxes for all Taxable periods for which the applicable statute of limitations has not yet expired.


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            (f) The Seller has not (i) waived any  statute of  limitations  with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney relating to Taxes with any Governmental Entity.

            (g) The Seller is not a party to any litigation regarding Taxes.

            (h) (i) There are no Security Interests with respect to Taxes upon any of the Acquired Assets, other than with respect to Taxes not yet due and payable; and (ii) to the Seller's and Members' knowledge, there is no basis for the assertion of any claim relating or attributable to Taxes, which, if adversely determined, would result in any Security Interest on the Acquired Assets, or would reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect.

            (i) None of the Acquired Assets (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, or (ii) is "tax exempt use property" within the meaning of Section 168(h) of the Code.

            (j) The Seller has maintained complete and accurate records, including all applicable exemption, resale or other certificates, of (i) all sales to purchasers claiming to be exempt from sale and use Taxes based on the exempt status of the purchaser, and (ii) all other sales for which sales Tax or use Tax was not collected by the Seller and as to which the Seller is required to receive and retain resale certificates or other certificates relating to the exempt nature of the sale or use or non-applicability of the sale and use Taxes.

            (k) The Seller is not bound by any Tax indemnity, Tax sharing or Tax allocation agreement. The Seller is not a "foreign person" within the meaning of
Section 1445 of the Code.

      2.10 Ownership and Condition of Assets.

            (a) Except for the Security Interest of National City Bank identified in the Disclosure Schedules, the Seller is the true and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Security Interests. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.5(b)(iii), the Buyer will become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Security Interests, except for Security Interests created by the Buyer.

            (b) The Acquired Assets are sufficient for the conduct of the Seller's business as presently conducted.

      2.11 Owned Real Property. The Seller does not own, and has never owned, any real property.

      2.12 Real Property Leases. The Seller is not a party to any Leases, has no obligations under any Leases, and Seller is not a party to any dispute, oral agreement or forbearance program with respect to any Lease.


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      2.13  Intellectual   Property.   Except  for  the  confidential   business
information of the Seller, which has been disclosed to the Buyer, there is no Seller Intellectual Property.

      2.14 Contracts.

            (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Seller is a party as of the date of this Agreement (other than this Agreement and the Ancillary Agreements):

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $5,000 per annum or having a remaining term longer than three months;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000, or (C) in which the Seller has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement concerning the establishment or operation of a partnership, joint venture or limited liability company;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement for the disposition of any significant portion of the assets or business of the Seller (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

                  (vi) any agreement concerning exclusivity or confidentiality;

                  (vii) any employment or consulting agreement;

                  (viii) any agreement involving any current or former officer, manager or Member or an Affiliate thereof;

                  (ix) any agreement under which the consequences of a default or termination would reasonably be expected to have a Seller Material Adverse Effect;

                  (x) any agreement which contains any provisions requiring the Seller to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business);


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                  (xi) any agreement  that could  reasonably be expected to have the effect of prohibiting or impairing the conduct of the business of the Seller or of the Buyer or any of its subsidiaries as currently conducted and as currently proposed to be conducted;

                  (xii) any agreement under which the Seller is restricted from selling, licensing or otherwise distributing any of its technology or products, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or any segment of the market or line of business;

                  (xiii) any agreement which would entitle any third party to receive a license or any other right to intellectual property of the Buyer or any of the Buyer's Affiliates following the Closing; and

                  (xiv) any other agreement (or group of related agreements) either involving more than $10,000 or not entered into in the Ordinary Course of Business.

            (b) The Seller has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.14 of the Disclosure Schedule. With respect to each Assigned Contract so listed and except as disclosed in Section
2.14 of the Disclosure Schedules: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) for those agreements to which the Seller is a party, the agreement is assignable by the Seller to the Buyer without the consent or approval of any party and will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor, to the knowledge of the Seller, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Seller, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Seller or, to the knowledge of the Seller, any other party under such agreement.

      2.15 Accounts Receivable. Seller does not have any accounts receivable.

      2.16 Insurance. Seller is not a party to any insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability, errors and omissions, professional liability, and automobile insurance policies and bond and surety arrangements).

      2.17 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Seller. There are no judgments, orders or decrees outstanding against the Seller.

      2.18 Warranties. No service or product delivered, made, sold, leased or licensed by the Seller is subject to any guaranty, warranty, right of return, right of credit or other indemnity.

      2.19 Employees.

            (a) The Seller has no employees and has not had any employees.


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            (b)  The  Seller  is not a  party  to or  bound  by  any  collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Seller has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Seller.

      2.20 Employee Benefits.

            (a) There are no Seller Plans. Neither the Seller nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. At no time has the Seller or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (b) Seller is not a party to any: (i) agreement with any Member, manager, executive officer or other key employee of the Seller (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such manager, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Seller that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Seller, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Seller Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement..

      2.21 Environmental Matters.

            (a) To its knowledge, the Seller has complied with all applicable Environmental Laws except where failure to do so would not have a Seller Material Adverse Effect. There is no pending or, to the knowledge of the Seller, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Seller.

            (b) To its knowledge, the Seller does not have any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

            (c) The Seller is not a party to or bound by any court order, administrative order, consent order or other agreement with any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

            (d) The Seller does not have possession of, or access to, or knowledge of, any documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the

Seller (whether conducted by or on behalf of the Seller or a third party, and whether done at the initiative of the Seller or directed by a Governmental Entity or other third party).

            (e) The Seller is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Seller.

      2.22 Legal Compliance. The Seller is currently conducting, and has at all times conducted, its business in material compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, and the Seller has had valid Permits to conduct such business with respect to each jurisdiction (and at such times) for which it has been required to have such Permits except where the lack of any such Permit would not have a Seller Material Adverse Effect. The Seller has not received any notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

      2.23 Customers and Suppliers. Section 2.23 of the Disclosure Schedule sets forth a commission report for each of the Assigned Contracts. No carrier that is a party to any of the Assigned Contracts has provided written or verbal notice to the Seller within the past year that it will stop, or materially reduce its activity below historic levels in connection with the Assigned Contract to which the carrier is a party.

      2.24 Permits. There are no Permits issued to or held by the Seller. Such listed Permits are the only Permits that are required for the Seller to conduct its business as presently conducted or as proposed to be conducted. Each such Permit is in full force and effect; the Seller is in material compliance with the terms of each such Permit; and, to the knowledge of the Seller, no suspension or cancellation of such Permit is threatened.

      2.25 Certain Business Relationships With Affiliates. No Affiliate of the Seller (a) owns any property or right, tangible or intangible, which is used in the business of the Seller, (b) has any claim or cause of action against The Seller, or (c) owes any money to, or is owed any money by, the Seller. Section
2.25 of the Disclosure Schedule describes any transactions or relationships between the Seller and any Affiliate thereof which occurred or have existed since the beginning of the time period covered by the Financial Statements.

      2.26 Brokers' Fees. The Seller do not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.27 [RESERVED]

      2.28 Disclosure. No representation or warranty by the Seller contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      2.29 [RESERVED].

      2.30 Government Contracts.

            (a) The Seller has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; and to Seller's knowledge no such suspension or debarment has been threatened or initiated; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Seller or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). The Seller has not been nor is now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States, or any prime contractor with a Governmental Entity; nor, to the knowledge of the Seller, has any such audit or investigation been threatened. To the knowledge of the Seller, there is no valid basis for (i) the suspension or debarment of the Seller from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Seller has no agreements, contracts or commitments which require the Seller to obtain or maintain a security clearance with any Governmental Entity.

            (b) To the knowledge of the Seller, no basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R.
Ch.1 ss.52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48 C.F.R. Ch.1 ss.52.241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 ss.52.212-13 or similar sections); and the Seller has no reason to believe that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.

      2.31 Securities Representations.

            (a) The Seller is an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Seller has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the Shares.

            (b) The Seller is acquiring the Shares for its own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.

            (c) The Seller has had adequate opportunity to obtain from representatives of the Buyer such information about the Buyer as is necessary for the undersigned to evaluate the merits and risks of its acquisition of the Shares.

            (d) The Seller has sufficient expertise in business and financial matters to be able to evaluate the risks involved in the acquisition of the Shares and to make an informed investment decision with respect to such acquisition.

            (e) The Seller understands that the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; and the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

            (f) A legend substantially in the following form will be placed on the certificate(s) representing the Shares:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer represents and warrants to the Seller that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing.

      3.1 Organization and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Indiana. The Buyer has all requisite corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

      3.2 Authorization of the Transaction. The Buyer has all requisite power and authority to execute and deliver this Agreement, the Secured Promissory Note and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer of this Agreement, the Secured Promissory Note and the Ancillary Agreements and the performance by the Buyer of this Agreement and the Ancillary Agreements and the consummation by the Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by the Buyer and constitutes, and each of the Secured Promissory Note and the Ancillary
Agreements, upon its execution and delivery by the Buyer will constitute, a valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws from time to time in effect.

      3.3 Noncontravention. Neither the execution and delivery by the Buyer of this Agreement, the Secured Promissory Note or the Ancillary Agreements, nor the consummation by the Buyer of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Articles of Incorporation or by-laws of the Buyer, (b) require on the part of the

Buyer any notice to or filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or any of its properties or assets.

      3.4 Capitalization. The authorized capital stock of the Buyer consists of 20,000,000 shares of Buyer Common Stock, of which 3,937,500 shares were issued and outstanding, and options, warrants or other rights (the "Equity Rights") to acquire 865,000 shares of Buyer Common Stock were outstanding, in each case, as of October __, 2007. As of October __, 2007, there are no outstanding options, warrants or similar rights relating to the Buyer or its equity other than the Convertible Promissory Notes of the Buyer dated July 16, 2007 convertible into an aggregate of up to 833,333 shares of Buyer Common Stock and the Equity Rights. The rights and privileges of each class of the Buyer's capital stock are set forth in the Buyer's Articles of Incorporation, a copy of which has been made available to the Seller. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. The Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Buyer's Articles of Incorporation or Bylaws or any agreement to which the Buyer is a party or is otherwise bound.

      3.5 No Prior Activities. As of the date of this Agreement, the Buyer has not engaged in any business operations.

      3.6 Litigation. As of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller.

      3.7  Ownership  and  Management.   (a)  Schedule  3.7(a)  attached  hereto
accurately sets forth the directors and officers of the Buyer as of the date of this Agreement.

            (b) Schedule 3.7(b) attached hereto accurately sets forth the ownership and ownership percentages of the Buyer as of the date of this Agreement and a pro forma of the ownership and ownership percentages of the Buyer immediately after Closing after giving effect to the other transactions that the Buyer Currently contemplates; provided that, except to the extent set forth otherwise herein, the Buyer makes no representation or warranty that all or any such transactions will be consummated on the terms and assumptions underlying such pro forma, or at all..

            (c) Except as set forth on Schedule 3.7(c) attached hereto, Buyer has not acquired, contracted to acquire or negotiated to acquire any other business, either through a purchase of assets or a purchase of equity ownership.

                                   ARTICLE IV

                              PRE-CLOSING COVENANTS

      4.1 Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Best Efforts to cause (i) its representations and warranties to remain true and correct in all material respects through the Closing Date and
(ii) the conditions to the obligations of the other Party to consummate the transactions contemplated by this Agreement to be satisfied.

      4.2 Governmental and Third-Party Notices and Consents.

            (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

            (b) The Seller shall use their Reasonable Best Efforts to obtain, at the Buyer's, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as listed or are required to be listed in the Disclosure Schedule. The Buyer shall reasonably cooperate with the Seller in the Seller's efforts to obtain such waivers, consents and approvals.

            (c) If (i) any of the Assigned Contracts or other assets or rights constituting Acquired Assets may not be assigned and transferred by the Seller to the Buyer (as a result of either the provisions thereof or applicable law) without the consent or approval of a third party, (ii) the Seller, after using their Reasonable Best Efforts, are unable to obtain such consent or approval prior to the Closing and (iii) the Closing occurs nevertheless, then (A) such Assigned Contracts and/or other assets or rights shall not be assigned and transferred by the Seller to the Buyer at the Closing and, the Buyer shall not assume the Seller's future liabilities or future obligations with respect thereto at the Closing until such approval or consent is obtained and assignment occurs, at which time Buyer will assume all such liabilities and obligations following the date of such approval or consent, (B) the Seller shall continue to use its Reasonable Best Efforts for a reasonable period of time after the Closing, and in any case not less than nine (9) months, to obtain the necessary consent or approval as soon as practicable after the Closing, (C) upon the obtaining of such consent or approval, the Buyer and the Seller shall execute such further instruments of conveyance (in substantially the form executed at the Closing) as may be necessary to assign and transfer such Assigned Contracts and/or other assets or rights (and the associated liabilities and obligations of the Seller) to the Buyer, and (D) from and after the Closing until the assignment or termination (at the end of any fixed term thereof or by the Buyer after nine (9) months from the date hereof) of each such Assigned Contract pursuant to clause (C) above, the Buyer shall perform and fulfill, on a subcontractor basis, the obligations of the Seller or the applicable Subsidiary to be performed under such Assigned Contract, and the Seller or such Subsidiary shall promptly remit to the Buyer all payments received by it under such Assigned Contract for services performed during such period, net of associated cost of sales and expenses. If the assignment of an Assigned Contract is approved by the carrier after, rather than before or concurrent with, the Closing, as between Seller and Buyer the date of Closing shall be the effective date of the sale and purchase of the rights under the Assigned Contract and Buyer's assumption of obligations under the Assigned Contract, it being the intent that all residuals collected after the Closing Date under the Assigned Contracts shall belong to Buyer.

      4.3 Exclusivity.

            (a) Neither the Seller nor the Members shall, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of shares, sale of material assets or similar business transaction involving the Seller, (ii) furnish any non-public information concerning the business, properties or assets of the Seller to any party (other than the Buyer), (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction, (iv) vote any shares of the Seller in favor of any such transaction with any party (other than the Buyer), or (v) enter into any agreement with any party (other than the Buyer) concerning any such transaction.

            (b) The Seller and each Member shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Seller or the Member, as applicable, is terminating such discussions or negotiations. If the Seller or a Member receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Seller or Member, as applicable, shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

      4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Seller shall conduct its operations in the Ordinary Course of Business and in material compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Seller shall not, without the written consent of the Buyer:

            (a) issue or sell any shares or other securities of the Seller or any options, warrants or other rights to acquire any such shares or other securities (except pursuant to the conversion or exercise of options, warrants or other convertible securities outstanding on the date hereof);

            (b) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its shares;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20 or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its managers, officers or employees, generally or individually, or pay any bonus or other benefit to its managers, officers or employees or hire any new officers or (except in the Ordinary Course of Business) any new employees;

            (e) acquire, sell, lease, license or dispose of any assets or property, other than purchases and sales of assets in the Ordinary Course of Business;

            (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business without prior written notice to Buyer;

            (h) amend its Articles of Organization, Operating Agreement or other organizational documents in a manner that could have an adverse effect on the transactions contemplated by this Agreement;

            (i) change its accounting methods, principles or practices, except insofar as may be required by law or regulatory accounting requirements or make any new elections, or changes to any current elections, with respect to Taxes that affect the Acquired Assets;

            (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature listed or required to be listed in
Section 2.14 of the Disclosure Schedule;

            (k) make or commit to make any capital expenditure in excess of $5,000 per item or $10,000 in the aggregate;

            (l) institute any Legal Proceeding;

            (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Seller set forth in this Agreement not being true and correct at the Closing or (ii) any of the conditions to the Closing set forth in Article V not being satisfied; or

            (n) agree in writing or otherwise to take any of the foregoing actions.

      4.5 Access to Information.

            (a) The Seller shall permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, properties, financial, tax and accounting records (including the work papers of the Seller's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Seller, and contacts at Seller's principal suppliers and customers, for the purpose of performing such inspections and tests as the Buyer deems necessary or appropriate.

            (b) If the Closing has not occurred by September 30, 2007, within 15 days after the end of each month ending prior to the Closing, beginning with September 30, 2007, the Seller shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Seller as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Seller.

      4.6 Notice of Breaches.

            (a) From the date of this Agreement until the Closing, the Seller shall promptly deliver to the Buyer supplemental information concerning material events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule.

            (b) From the date of this Agreement until the Closing, the Buyer shall promptly deliver to the Seller supplemental information concerning material events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement.

      4.7 FIRPTA Tax Certificate. Within 10 days prior to the Closing, the Seller shall deliver or cause to be delivered to the Buyer a certification that the Seller is not a foreign person within the meaning of Section 1445 of the Code, in accordance with the Treasury Regulations under Section 1445 of the Code.

      4.8 Preparation of Audited Financial Statements. The Seller shall permit the Buyer and the Buyer's independent accountants to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller) to all premises, properties, financial, tax and accounting records (including the work papers of the Seller's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Seller, and contacts at Seller's principal suppliers and customers, for the purpose of preparing audited financial statements of the Seller.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

      5.1 Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

            (a) the Seller  shall have  obtained at its own  expense  (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Seller;

            (b) the representations and warranties of the Seller set forth in the first sentence of Section 2.1 and in Sections 2.2 and 2.3 and any representations and warranties of the Seller set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (c) the Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

            (d) no Legal Proceeding shall be pending or threatened; and no judgment, order, decree, stipulation or injunction shall be in effect that would
(i) prevent  consummation  of the  transactions  contemplated by this Agreement,
(ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the Acquired Assets, or to conduct the business of the Seller as currently conducted, following the Closing;

            (e) the Seller shall have delivered to the Buyer the Seller Certificate;

            (f) the Seller shall have delivered to the Buyer an updated list of the Acquired Assets, as of the day prior to the Closing Date;

            (g) the Seller shall have delivered to the Buyer documents evidencing the release or termination of all Security Interests on the Acquired Assets other than those associated with the Assumed Liabilities, and copies of filed UCC termination statements with respect to all UCC financing statements evidencing such Security Interests;

            (h) the Buyer shall have received an opinion from counsel to the Seller in substantially the form attached hereto as Exhibit E, addressed to the Buyer and dated as of the Closing Date;

            (i) [RESERVED];

            (j) the Buyer or a successor entity thereto shall have received aggregate gross proceeds of at least $4.0 million from the sale of its securities;

            (k) no Seller Material Adverse Effect shall have occurred;

            (l) the Buyer shall be reasonably satisfied that the issuance and sale of the Shares are exempt from the registration requirements of the Securities Act;

            (m) the Seller shall have received all necessary consents to the assignment of the Assigned Contracts, which consent may be conditioned on the Closing;

            (n) the Buyer and its attorneys, accountants, lenders and other representatives and agents shall have satisfactorily completed their due diligence investigation of the Seller and the Business;

            (o) the Buyer shall have received such other certificates and instruments (including certificates of good standing of the Seller in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

            (p) [RESERVED];

            (q) the Buyer, Strategic and the members of Strategic shall have entered into the Strategic Purchase Agreement;

            (r) the Members shall have signed such share exchange agreements and other documents as the Buyer may reasonably request in connection with the share exchange transaction currently contemplated by the Buyer;

            (s) Each of Richard C. Mills and Stella Katherine Mills shall have entered into an agreement with Buyer for the transfer of their personal goodwill to the Buyer; and

            (t) Buyer shall have determined in its sole discretion that any modifications, changes or additions made by Seller to the Disclosure Schedules subsequent to the execution of this Agreement do not individually or in the aggregate have a Material Adverse Effect on the Assigned Contracts or the cash flows anticipated therefrom by Buyer.

      5.2 Conditions to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following additional conditions:

            (a) the representations and warranties of the Buyer set forth in the first sentence of Section 3.1 and in Section 3.2 and any representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (b) the Buyer shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

            (c) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (d) the Buyer shall have delivered to the Seller the Buyer Certificate;

            (e) the Seller shall have received such other certificates and instruments (including certificates of good standing of the Buyer in its jurisdiction of organization, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing;

            (f) the Seller shall be reasonably satisfied that the issuance and sale of the Shares, and any subsequent transfers of the Shares to the Members, are exempt from the registration requirements of the Securities Act; and

            (g) the Buyer or a successor entity thereto shall have received aggregate gross proceeds of at least $4.0 million from the sale of its securities.

                                   ARTICLE VI

                             POST-CLOSING COVENANTS

      6.1 Proprietary Information. From and after the Closing, neither the Seller nor the Members shall disclose or make use of (except to pursue its rights, under this Agreement or the Ancillary Agreements), and shall use their best efforts to cause all of their Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to Acquired Assets, the Seller's business or the Buyer or its business (including the financial information, technical information or data relating to the Seller's products and names of customers of the Seller), as well as filings and testimony (if any) presented in the course of any arbitration of a Dispute pursuant to Section 7.3 and the arbitral award and the Arbitrator's reasons therefor relating to the same), except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by the Seller or its Affiliates; provided that this Section shall not restrict any Key Employee from performing his job function with and for the benefit of the Buyer after the Closing.

      6.2 Solicitation and Hiring. During the applicable Restricted Period, neither the Seller nor any Member shall, either directly or indirectly (including through an Affiliate), (a) solicit, hire or attempt to induce any Restricted Employee to terminate his employment with the Buyer or any subsidiary of the Buyer; provided that the restrictions on the Member (as such) set forth in this sentence shall not apply to any Member who is a Key Employee and whose employment is terminated by the Company without Cause (as defined in the Key Employee's Employment Agreement) or who terminates his employment with the Company for Good Reason (as defined in the Key Employee's Employment Agreement).

      6.3 Non-Competition.

            (a) During the applicable Restricted Period, except at the request of the Buyer, neither the Seller nor any Member shall, either directly or indirectly as a owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise (except as the holder of not more than 5% of the combined voting power of the outstanding stock of a publicly held company, and excluding Seller's ownership interest in Buyer), (i) provide any service or design, develop, manufacture, market, sell or license any product anywhere within the States of Indiana, Kentucky or Ohio, or to any person or entity that has been a customer of the Business of the Seller within the last two years, which is competitive with any service provided or product designed, developed (or under development), manufactured, sold or licensed by the Seller as of the Closing Date or (ii) engage anywhere within the States of Indiana, Kentucky or Ohio, in any business competitive with the Business of the Seller as conducted as of the Closing Date; provided that this sentence shall not apply to any Member who is a Key Employee and whose employment is terminated by the Company without Cause (as defined in the Key Employee's Employment Agreement) or who terminates his employment with the Company for Good Reason (as defined in the Key Employee's Employment Agreement). Notwithstanding the foregoing, the Seller shall be entitled to perform services for the accounts listed on Schedule 6.3(a) attached hereto.

            (b) The Seller and the Members agree that the duration and geographic scope of the non-competition provision set forth in this Section 6.3 are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the Parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The Parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective.

            (c) After the Closing Date, the Seller shall, and shall use its best efforts to cause their Affiliates to, refer all inquiries regarding the business, products and services of the Seller to the Buyer

            (d) Nothing in this Agreement shall prohibit Seller from collecting income from the Retained Agreements nor from servicing the Retained Agreements only ("Permitted Activities"). Buyer agrees that the Seller's conduct of the Permitted Activities will not be a violation of the restrictive covenants applicable to Seller hereunder.

      6.4 Tax Matters.

            (a) All transfer, sales, use, value added, stamp, registration documentary, excise, real property transfer or gains, and similar Taxes related to the sale of the Acquired Assets contemplated by this Agreement shall be paid by the Buyer.

            (b) All Tax liabilities (other than Income Taxes) attributable to the Business through the Closing Date shall be borne by the Buyer to the extent that such liabilities are, in the aggregate (collectively, the "Reserved Taxes"). Tax liabilities (other than Income Taxes) attributable to the Business through the Closing Date in excess of the Reserved Taxes shall be borne by the Seller.

            (c) All Taxes attributable to the Business subsequent to the Closing shall be the responsibility of the Buyer.

            (d) All real property taxes, personal property taxes, and similar ad valorem obligations levied with respect to the Acquired Assets, and all rents, utilities and other charges against the Seller with respect to the Acquired Assets, for a taxable period that includes (but does not end on) the Closing Date shall be apportioned between the Buyer and the Seller as of the Closing Date based upon (i) the number of days of such taxable period included in any tax period (or portion thereof) ending on or before the close of business on the Closing Date (the "Pre-Closing Tax Period") and (ii) the number of days of such taxable period included in any tax period (or portion thereof) beginning after the Closing Date (the "Post-Closing Tax Period"). The Seller shall be liable for all such Taxes relating to the Pre-Closing Tax Period, and the Buyer shall be liable for all such Taxes relating to the Post-Closing Tax Period.

            (e) If either party pays any Taxes to be borne by the other party under this Section 6.4, the other party shall promptly reimburse such paying party for the Taxes paid. If, in preparing Tax returns or payments after the Closing, it appears to the Buyer that the Seller will be asked to pay additional Taxes, the Buyer shall so notify the Seller, and provide the Seller a reasonable opportunity to review and comment upon any related Tax Returns prior to filing them and paying the Tax. If either party receives any refunds or credits which are the property of the other party under this Section 6.4, such party shall promptly pay the amount of such refunds or credits to the other party.

            (f) The Buyer shall make available to the Seller and its representatives all records and materials reasonably required by the Seller to prepare, pursue or contest any Tax matters related to taxable periods (or portions thereof) ending on or before the Closing Date and shall provide reasonable cooperation to the Seller in such case. The Seller shall make available to the Buyer and its representatives all records and materials reasonably required by the Buyer to prepare, pursue or contest any Tax matters arising after the Closing which have factual reference to the Pre-Closing Tax Period and shall provide reasonable cooperation to the Buyer in such case.

      6.5 Sharing of Data.

            (a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records (including the work papers of the Seller's independent accountants), tax records, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer for the purpose of conducting the business of the Seller after the Closing and complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Each party shall store, at its cost, such books, records and accounts returned by it, during such seven year period. Thereafter, neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party's expense.

            (b) Promptly  upon  request by the Buyer made at any time  following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Seller, the Acquired Assets or the business or operations of the Seller held by any federal, state, county or local authorities, agencies or instrumentalities.

      6.6 Use of Name. Seller may retain and use the name "RFK" or any name reasonably similar thereto after the Closing Date.

      6.7 Cooperation in Litigation. From and after the Closing Date, each Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to or arising out of the conduct of the business of the Seller or the Buyer prior to or after the Closing Date (other than litigation among the Parties and/or their Affiliates arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, managers, employees and agents, and shall reimburse such Party or its officers, directors, managers, employees and agents, at a reasonable rate, for their time spent in such cooperation in excess of twenty-five hours in the aggregate on such matter.

      6.8 [RESERVED]

      6.9 [RESERVED]

      6.10 [RESERVED]

      6.11 Maintenance of Corporate Existence; Distribution of Shares. For a period of at least one year following the Closing Date, without the prior written approval of Buyer, the Seller shall not distribute the Shares or dissolve, or adopt any resolutions or a plan therefor.

      6.12 [RESERVED]

                                  ARTICLE VII

                                 INDEMNIFICATION

      7.1 Indemnification by the Seller. The Members, severally and not jointly, and the Seller, shall indemnify the Buyer (and its officers, directors and affiliates) in respect of, and hold the Buyer (and its officers, directors and affiliates) harmless against, Damages incurred or suffered by the Buyer or any Affiliate thereof resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Seller or Members contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Seller or the Members to the Buyer pursuant to this Agreement;

            (b) any failure to perform any covenant or agreement of the Seller or the Members contained in this Agreement, any Ancillary Agreement or any agreement or instrument furnished by the Seller to the Buyer pursuant to this Agreement; it being agreed and understood that if the Seller fails to obtain as of Closing one or more consents to the assignment of customer contracts and provides notice to the Buyer of such failure (in writing) and Buyer elects to effect the Closing notwithstanding the absence of such consents, then, so long as the Seller is not in violation of Section 4.2, the Seller shall not be liable following the Closing for the failure to obtain the consent to assignment of such customer contracts.

            (c) any Retained Liabilities and any "Retained Liabilities" as defined in the Strategic Purchase Agreement; or

            (d) the failure of the Buyer and the Seller, in connection with the sale of the Acquired Assets by the Seller to the Buyer pursuant to this Agreement, to comply with, and obtain for the Buyer the benefits afforded by compliance with, any applicable bulk transfers laws;

            (e) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of Strategic or its members contained in the Strategic Purchase Agreement, or any ancillary agreement or instrument furnished by Strategic or its Members to the Buyer pursuant to the Strategic Purchase Agreement; or

            (f) any failure to perform any covenant or agreement of Strategic or its members contained in the Strategic Purchase Agreement, or any ancillary agreement or instrument furnished by the Strategic or its members to the Buyer pursuant to the Strategic Purchase Agreement.

      7.2 Indemnification by the Buyer. The Buyer shall indemnify the Seller (and their officers, directors and affiliates) in respect of, and hold the Seller (and its officers, directors and affiliates) harmless against, any and all Damages incurred or suffered by the Seller resulting from, relating to or constituting:

            (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement;

            (b) any failure to perform any covenant or agreement of the Buyer contained in this Agreement, any Ancillary Agreement or any other agreement or instrument furnished by the Buyer to the Seller pursuant to this Agreement; or

            (c) any Assumed Liabilities.

      7.3 Indemnification Claims.

            (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any Damages that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VII and (B) the amount of damages claimed is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VII and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. Notwithstanding any other provision of this Agreement, the reasonable fees and expenses of counsel to the Indemnified Party with respect to a Third Party
Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 7.3(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party withholds its consent to any such settlement or entry of judgment which settlement or entry of judgment relates to cash Damages only, then the liability of the Indemnifying Party to the Indemnified Party with respect to the matter which would have been concluded or settled shall be limited to the amount for which such matters could have been concluded or settled but for the fact the Indemnified Party withheld its consent. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

            (b) In order to seek indemnification under this Article VII, an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.

            (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer, (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount.

            (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to binding arbitration, and if the Indemnifying Party and the Indemnified Party agree in writing to submit the Dispute to such arbitration, then the provisions of
Section 7.3(e) shall become effective with respect to such Dispute. The provisions of this Section 7.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to submit to arbitration or any other alternative dispute resolution procedure with respect to any Dispute, and in the absence of an agreement by the Indemnifying Party and the Indemnified Party to arbitrate any Dispute, such Dispute shall be resolved in a state or federal court sitting in the Commonwealth of Kentucky, in accordance with Section 10.12.

            (e) If, as set forth in Section 7.3(d), the Indemnified Party and the Indemnifying Party agree to submit any Dispute to binding arbitration, the arbitration shall be conducted by the Arbitrator in accordance with the Commercial Rules in effect from time to time and the following provisions:

                  (i) In the event of any conflict between the Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                  (ii) The parties shall commence the arbitration by jointly filing a written submission with the office of the AAA having responsibility for matters to be arbitrated in Louisville, Kentucky, in accordance with Commercial Rule 5 (or any successor provision).

                  (iii) No depositions or other discovery shall be conducted in connection with the arbitration.

                  (iv) Not later than 30 days after the conclusion of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 10.12), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

                  (v) The Arbitrator shall have no power or authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 7.3(e), or (y) address or resolve any issue not submitted by the parties.

                  (vi) In connection with any arbitration proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

            (f) Notwithstanding the other provisions of this Section 7.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VII, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, and
(ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VII, and shall be reimbursed, in accordance with the provisions of this Article VII, for any such Damages for which it is entitled to indemnification pursuant to this Article VII (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VII).

      7.4 Survival of Representations and Warranties. All representations and warranties that are covered by the indemnification agreements in Section 7.1(a) and (e) and Section 7.2(a) shall (a) survive the Closing and (b) shall expire on the date that is eighteen (18) months following the Closing Date, except that
(i) the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 3.1 and 3.2 and Sections 2.1, 2.2, 2.3 of the Strategic Purchase Agreement shall survive the Closing without limitation and (ii) the representations and warranties set forth in Sections 2.9, 2.20 and 2.21 of this Agreement and the Strategic Purchase Agreement shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party. The rights to indemnification set forth in this Article VII shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (including through supplemental information provided pursuant to by Section 4.6), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of any representations and warranties or the performance of or compliance with agreements and covenants.

      7.5 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VII shall be treated as an adjustment to the Purchase Price for tax purposes.

      7.6 Limitations.

            (a) For purposes solely of this Article VII, all representations and warranties of the Parties (other than Sections 2.7 and 2.28) shall be construed as if the term "material" and any reference to "Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

            (b) The Parties agree that their exclusive remedy at law for a breach of this Agreement by any other Party shall be this Article VII.

            (c) Notwithstanding any other provisions of this Agreement, the Buyer agrees that the Seller's and the Members' obligations under Section 7.1(a) and (e) shall be limited solely to the principal amount of the Secured Promissory Note; provided that the limitations set forth in this sentence shall not apply to a claim pursuant to Section 7.1(a) or (e) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.9,
2.20 or 2.21 of this Agreement or the Stategic Purchase Agreement.

            (d) Notwithstanding any other provisions of this Agreement, the Seller agrees that the Buyer's obligations under Section 7.2(a) shall be limited solely to an amount equal to $50,000; provided that the limitations set forth in this sentence shall not apply to a claim pursuant to Section 7.2 relating to a breach of the representations and warranties set forth in Sections 3.1 or 3.2.

            (e) The Seller and the Members shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.1(a) until the total of all Damages with respect to such matters exceeds $50,000, at which point the Seller and the Members shall be liable for any and all Damages. However, the restrictions of this paragraph will not apply to any claim pursuant to Section 7.1(a) relating to a breach of the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.6 (last sentence only), 2.9, 2.20 or 2.21 of this Agreement or the Strategic Purchase Agreement.

            (f) The Buyer shall have no liability (for indemnification or otherwise) with respect to claims under Section 7.2(a) until the total of all Damages with respect to such matters exceeds $50,000, at which point the Buyer shall be liable for any and all Damages. However, the restrictions of this paragraph will not apply to any claim pursuant to Section 7.2(a) relating to a breach of the representations and warranties set forth in Sections 3.1 or 3.2.

            (g) No Member shall have any personal liability or indemnification obligation under this Article VII for (i) any breach or violation of Section 6.1, 6.2 or 6.3 by a person other than the Member (provided that this Section 7.6(g) does not limit the availability of a setoff from the Secured Promissory Note to the Buyer for breaches or violations of such section(s)), and (ii) any amount (including such Member's pro rata share of the proceeds of the Secured Promissory Note) greater than the product of (x) (A) $562,500.00 plus (B) $300,000.00 or, if less, the value of 300,000 Shares as of the date payment for indemnification is made, multiplied by (y) such Member's ownership percentage of the Seller as of the date of Closing.

            (h) Buyer must first seek to satisfy any claim by the Buyer against the Seller or any Member under this Article VII by the right of setoff set forth in Section 7.6(i), or, with respect to any claim by the Buyer against a given Member under this Article VII, against any of the Shares (at the Value thereof) then held by such Member (or, if such Shares have not been distributed to such Member by the Seller, by such Member's (and only such Member's) pro-rata portion of the total number of Shares issued to the Seller on the Closing Date, based on such Member's ownership percentage of the Seller (considered together) as of the date of Closing less any Shares that have been sold by the Seller at the direction of such Member), and with respect to matters exceeding such Value and the amount of any setoff, Buyer may seek cash to satisfy such claim (subject to the aggregate limitation set forth in Section 7.6(g)(ii) above).

      (i) Upon notice to the Seller and Members specifying in reasonable detail the basis therefor, Buyer may set off any amount to which it may be entitled under this Article VII against amounts otherwise payable under the Secured
Promissory Note. The exercise of such right of setoff by the Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Secured Promissory Note or any instrument securing the Secured Promissory Note. Neither the exercise of nor the failure to exercise such right of setoff will constitute an election of remedies or limit Buyer in any manner in the enforcement of any other remedies that may be available to it.

            (j) Nothing herein shall be construed to restrict the remedies of the Buyer against Strategic or its members under the terms of the Strategic Purchase Agreement, with respect to any breach of any representation, warranty or covenant of Strategic and its members in the Strategic Purchase Agreement.

                                  ARTICLE VIII

                                   TERMINATION

      8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

            (a) the Parties may terminate this Agreement by mutual written consent;

            (b) the Buyer may terminate this Agreement by giving written notice to the Seller in the event the Seller or any Member is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (b) or (c) of Section 5.1 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Seller of written notice of such breach;

            (c) the Seller may terminate this Agreement by giving written notice to the Buyer in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (a) or (b) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Seller to the Buyer of written notice of such breach;

            (d) the Buyer may terminate this Agreement by giving written notice to the Seller if the Closing shall not have occurred on or before November 15, 2007 by reason of the failure of any condition precedent under Section 5.1 (unless the failure results primarily from a breach by the Buyer of any representation, warranty or covenant contained in this Agreement); or

            (e) the Seller may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before November 15, 2007 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by the Seller or a Member of any representation, warranty or covenant contained in this Agreement).

      8.2 Effect of Termination. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for breaches of this Agreement).

                                   ARTICLE IX

                                   DEFINITIONS

      For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

      "AAA" shall mean the American Arbitration Association.

      "Acquired Assets" shall mean the following:

            (a) all rights under Assigned Contracts;

            (b)  all  books,  records,  accounts,   ledgers,  files,  documents,
correspondence, lists (including customer and prospect lists), sales and promotional materials, studies, reports and other printed or written materials related to the Assigned Contracts; and

            (c) all goodwill associated with the Assigned Contracts.

      "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Exchange Act.

      "Agreed Amount" shall mean an amount agreed upon by the Indemnifying Party and the Indemnified Party.

      "Ancillary Agreements" shall mean the Secured Promissory Note, the Security Agreement, the bill of sale and other instruments of conveyance referred to in Section 1.5(b)(v), and the instrument of assumption and other instruments referred to in Section 1.5(b)(vi).

      "Arbitrator" shall mean a single arbitrator selected by the Buyer and the Seller in accordance with the Commercial Rules.

      "Assigned Contracts" shall mean the agent agreements that Seller has with Lightyear, TNCI and Paytek.

      "Assumed Liabilities" shall mean (a) all obligations of the Seller arising after the Closing under the Assigned Contracts, other than any liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract, and (b) any liability for Taxes in accordance with Sections 6.4(a), (b), (c) and (d).

      "Business" means telco service. The Business being acquired means the Assigned Contracts and any and all sales of telco business to new customers. Seller is retaining only the right to service the existing customer base under the Retained Agreements and the right to receive all future income therefrom.

      "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

      "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (c) (insofar as clause (c) relates to Legal Proceedings involving the Buyer) of Section 5.2 is satisfied in all respects.

      "Buyer Common Stock" shall mean the common shares of the Buyer or following the Closing, the common stock, $0.0001 par value, of the Public Company.

      "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "Claim Notice" shall mean written notification which contains (i) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (ii) a statement that the Indemnified Party is entitled to indemnification under Article VII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

      "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

      "Closing" shall mean the closing of the transactions contemplated by this Agreement.

      "Closing Date" shall mean the date two business days after the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Commercial Rules" shall mean the Commercial Arbitration Rules of the AAA.

      "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

      "Customer Offerings" shall mean (a) the services that the Seller (i) currently provides or makes available to third parties, or (ii) has provided or made available to third parties within the previous four years, or (iii) currently plans to provide or make available to third parties in the future and
(b) the products (including Software and Documentation) that the Seller (i) currently develops, manufactures, markets, distributes, makes available, sells or licenses to or for third parties, or (ii) has developed, manufactured, marketed, distributed, made available, sold or licensed to or for third parties within the previous four years, or (iii) currently plans to develop, manufacture, market, distribute, make available, sell or license to or for third parties in the future.

      "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in
Section 7.3(e)(vi).

      "Disclosure Schedule" shall mean the disclosure schedule provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer.

      "Dispute" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

      "Documentation" shall mean printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials, packaging, labeling, service manuals and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end user.

      "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

      "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

      "Excluded Assets" shall mean all assets of Seller other than the Acquired Assets, including:

            (a) the limited liability charter and governing documents, qualifications to conduct business as a foreign limited liability company or entity, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, share or security transfer books and other documents relating to the organization and existence of the Seller as limited liability companies;

            (b) all rights relating to refunds, recovery or recoupment of Taxes;

            (c) all cash, short-term investments, deposits, bank accounts and other similar assets;

            (d) all rights of Seller under the Retained Agreements;

            (e) any of the rights of the Seller under this Agreement or under the Ancillary Agreements;

            (f) prepayments by the Seller on insurance policies not assumed; and

            (g) the names "RFK" and "RFK Investments."

      "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VII.

      "Financial Statements" shall mean the unaudited commission schedule(s) attached to Section 2.6 of the Disclosure Schedule.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental  Entity"  shall  mean  any  court,  arbitrational  tribunal,
administrative   agency  or  commission  or  other  governmental  or  regulatory authority or agency.

      "Income Taxes" means any and all income taxes (together with any and all interest, penalties, and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

      "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VII of this Agreement.

      "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

      "Intellectual Property" shall mean the following subsisting throughout the world:

            (h) Patent Rights;

            (i) Trademarks and all goodwill in the Trademarks;

            (j) copyrights, designs, data and database rights and registrations and applications for registration thereof, including moral rights of authors;

            (k) mask works and registrations and applications for registration thereof and any other rights in semiconductor topologies under the laws of any jurisdiction;

            (l) inventions, invention disclosures, statutory invention registrations, trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable, whether copyrightable or noncopyrightable and whether or not reduced to practice; and

            (m) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions).

      "Lease" shall mean any lease or sublease pursuant to which the Seller leases or subleases from another party any real property.

      "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

      "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

      "Most Recent Balance Sheet Date" shall mean June 30, 2007.

      "Non-controlling Party" shall mean the party not controlling the defense of any Third Party Action.

      "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

      "Other Holders" means holders of securities of the Buyer (other than Members) who are entitled, by contract with the Buyer, to have securities included in a Registration Statement.

      "Parties" shall mean the Buyer, the Seller and the Members, where applicable. References which contrast "Party" to the other "Party" shall mean the Buyer on the one hand and the Seller and the Members, collectively, on the other hand.

      "Patent Rights" shall mean all patents, patent applications, utility models, design registrations and certificates of invention and other governmental grants for the protection of inventions or industrial designs (including all related continuations, continuations-in-part, divisionals, reissues and reexaminations).

      "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

      "Permitted Activities" has the meaning set forth in Section 6.3(d) of this Agreement.

      "Post-Closing Tax Period" has the meaning set forth in Section 6.4(d) of this Agreement.

      "Pre-Closing Tax Period" has the meaning set forth in Section 6.4(d) of this Agreement.

      "Public Company" means any successor entity to the Buyer that is subject to the reporting requirements of the Securities Exchange Act of 1934.

      "Purchase Price" shall mean the purchase price to be paid by the Buyer for the Acquired Assets.

      "Reasonable  Best  Efforts"  shall  mean  best  efforts,   to  the  extent
commercially reasonable.

      "Reserved Taxes" shall have the meaning set forth in Section 6.4(b) of this Agreement.

      "Response" shall mean a written response containing the information provided for in Section 7.3(c).

      "Restricted Employee" shall mean any person who either (i) was an employee of the Buyer on either the date of this Agreement or the Closing Date or (ii) was an employee of the Seller on either the date of this Agreement or the Closing Date; provided, however, that Restricted Employee shall not include any person included in (i) and (ii) in the preceding clause whose employment is terminated by the Buyer, in the good faith determination of the Board of Directors of the Buyer, not for cause or not for a material failure to perform.

      "Restricted Period" shall mean from the date of this Agreement until (i) twenty-four months following his or her termination of employment with the Buyer with respect to each Key

Employee, and (ii) two years following the date of this Agreement with respect to the Seller and all other Members of the Seller not specifically identified in the foregoing clauses (i) or (ii).

      "Retained Agreements" means all agent or subagent agreements or residuals other than the Assigned Contracts, including those with Powernet Global, Smoothstone, NuVox, Charlie Booth, Ethostream, and Pinnacle Wireless.

      "Retained Liabilities" shall mean any and all liabilities or obligations (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due and accrued or unaccrued, and whether claims with respect thereto are asserted before or after the Closing) of the Seller which are not Assumed Liabilities. The Retained Liabilities shall include, without limitation, all liabilities and obligations of the Seller:

            (n) for income, transfer, sales, use or other Taxes imposed upon the Seller and/or the Members arising in connection with the consummation of the transactions contemplated by this Agreement (including any income Taxes arising as a result of the transfer by the Seller to the Buyer of the Acquired Assets), except to the extent provided in Section 6.4;

            (o) except as expressly provided in this Agreement, for costs and expenses incurred in connection with this Agreement or the consummation of the transactions contemplated by this Agreement;

            (p) under this Agreement or the Ancillary Agreements;

            (q) except to the extent provided in Section 6.4, for (i) any Taxes imposed upon the Seller and/or the Members, including deferred Taxes or Taxes measured by income of the Seller and/or the Members earned prior to the Closing,
(ii) any liabilities for federal or state income tax and FICA taxes of employees of the Seller and/or the Members which the Seller and/or the Members are legally obligated to withhold, (iii) any liabilities of the Seller and/or the Members for employer FICA and unemployment taxes incurred, and (iv) any liabilities of the Seller and/or the Members for sales, use or excise taxes or customs and duties;

            (r) under the Retained Agreements;

            (s) arising prior to the Closing under the Assigned Contracts, and all liabilities for any breach, act or omission by the Seller prior to the Closing under any Assigned Contract;

            (t) arising out of events, conduct or conditions existing or occurring prior to the Closing that constitute a violation of or non-compliance with any law, rule or regulation (including Environmental Laws), any judgment, decree or order of any Governmental Entity, or any Permit or that give rise to liabilities or obligations with respect to Materials of Environmental Concern;

            (u) to pay severance benefits to any employee of the Seller whose employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement, and all liabilities resulting from the termination of employment of employees of the Seller prior to the Closing that arose under any federal or state law or under any Employee Benefit Plan established or maintained by the Seller;

            (v) to indemnify any person or entity by reason of the fact that such person or entity was a manager, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise);

            (w) injury to or death of persons or damage to or destruction of property occurring prior to the Closing (including any workers compensation claim);

            (x) for medical, dental and disability (both long-term and short-term) benefits, whether insured or self-insured, owed to employees or former employees of the Seller based upon (A) exposure to conditions in existence prior to the Closing or (B) disabilities existing prior to the Closing (including any such disabilities which may have been aggravated following the Closing);

            (y) for benefits under any Seller Plan; and

            (z) for any retrospective premium increases under any Seller Plan assumed by the Buyer that relates to periods before and including the Closing.

      "SEC" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

      "Secured Promissory Note" shall mean the Secured Promissory Note referred to in Section 1.3 hereof.

      "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC issued under such Act, as they each may, from time to time, be in effect.

      "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business of the Seller and not material to the Seller, and (iv) liens for Taxes which are not yet due and payable.

      "Seller" shall have the meaning set forth in the first paragraph of this Agreement.

      "Seller Certificate" shall mean a certificate to the effect that each of the conditions specified in Section 5.1 is satisfied in all respects.

      "Seller Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or other), or results of operations of the Seller, or (ii) the ability of the Buyer to operate the business of the Seller immediately after the Closing (excluding the "Permitted Activities"). For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Seller Material Adverse Effect.

      "Seller Plan" shall mean any Employee Benefit Plan maintained, or contributed to, by the Seller, or any ERISA Affiliate.

      "Shares" has the meaning set forth in Section 1.3 of this Agreement and shall include any shares of the Public Company issued in exchange therefor.

      "Software" shall mean computer software code, applications, utilities, development tools, diagnostics, databases and embedded systems, whether in source code, interpreted code or object code form.

      "Subsidiary" shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which the Seller holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or
(b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

      "Taxes" (including with correlative meaning "Tax" and "Taxable") means (x) any and all taxes, and any and all other charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities in the nature of a tax, including without limitation any income, gross receipts, ad valorem, net worth, premium, value-added, alternative or add-on minimum, excise, severance, stamp, occupation, windfall profits, real property, personal property, assets, sales, use, capital stock, capital gains, documentary, recapture, transfer, transfer gains, estimated, withholding, employment, unemployment insurance, unemployment compensation, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, gains, franchise and other taxes imposed by any federal, state, local, or foreign Governmental Entity, (y) any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any contest or dispute thereof, and (z) any items described in this paragraph that are attributable to another person but that the Seller is liable to pay by law, by contract, or otherwise.

      "Tax Returns" means any and all reports, returns, declarations, statements, forms, or other information required to be supplied to a Governmental Entity or to any individual or entity in connection with Taxes and any associated schedules, attachments, work papers or other information provided in connection with such items, including any amendments, thereof.

      "Third  Party  Action"  shall mean any suit or  proceeding  by a person or
entity  other  than  Buyer  or  the  Seller  or  their   affiliates   for  which
indemnification may be sought by the Buyer or the Seller under Article VII.

      "Trademarks" shall mean all registered trademarks and service marks, logos, Internet domain names, corporate names and doing business designations and all registrations and applications for registration of the foregoing, common law trademarks and service marks and trade dress.

      "Value" means, with respect to the Shares, the average closing price of Buyer Common Stock on the applicable stock exchange for the 30-days on which the Common Stock of the Buyer is traded immediately prior to the day any portion of the Shares are disbursed in satisfaction of a claim. In the event that the Buyer or its successor entity is not a public company subject to the reporting requirements of the Securities Exchange Act of 1934, then the Value shall be deemed to be $1.00 per share of Buyer Common Stock.

                                   ARTICLE X

                                  MISCELLANEOUS

      10.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that Buyer may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the Buyer shall use Reasonable Best Efforts to advise the Seller and provide it with a copy of the proposed disclosure prior to making the disclosure).

      10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

      10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof, including, without limitation, that certain letter of intent dated May 7, 2007.

      10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Buyer may assign some or all of its rights, interests and/or obligations hereunder to entity in any merger between the Buyer and such entity one or more Affiliates of the Buyer or such surviving entity, including, without limitation, the Public Company; and provided further, that the Seller may assign their rights under Sections 6.8 or
6.11 to their Members as set forth in such sections. Any attempted assignment in contravention of this provision shall be void.

      10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature or electronic delivery.

      10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7  Notices.  All  notices,   requests,   demands,   claims,  and  other
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Seller or a Member:                 Copy to:

RFK Communications, LLC                       Thieman & Custer, PLLC
1961 Bishop Lane                              110 W. Main Street, Ste. 200
Louisville, KY 40218                          Louisville, KY 40202-3356
                                              Attn:  Robert E. Thieman

If to the Buyer:                              Copy to:

Beacon Enterprise Solutions Group, Inc.       Frost Brown Todd LLC
ITRC Building                                 400 West Market Street, 32nd Floor
9001 Shelbyville Road, Ste. 101               Louisville, KY  40202
Louisville, KY  40222                         Attn:   William G. Strench
Attn:  Chief Executive Officer

      Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      10.8 Governing Law. This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky, without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Kentucky or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Kentucky.

      10.9 Amendments and Waivers. The Buyer and the Seller may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed. No waiver by a Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by a Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      10.11 Expenses. Except as set forth in Article VII, each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

      10.12 Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in the Commonwealth of Kentucky in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder), (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.7, provided that nothing in this Section
10.12 shall affect the right of a Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

      10.13 Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement (including Sections 6.1, 6.2 and 6.3) are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which it may be entitled, at law or in equity. Notwithstanding the foregoing, the Parties agree that if a Dispute is submitted to arbitration in accordance with Section 7.3(d) and Section 7.3(e), then the foregoing provisions of this Section 10.13 shall not apply to such Dispute, and the provisions of Section 7.3(d) and Section 7.3(e) shall govern availability of injunctive relief, specific performance or other equitable relief with respect to such Dispute.

      10.14 Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against a Party.

            (b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (c) Any reference herein to "including" shall be interpreted as "including without limitation".

            (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

             [THIS SPACE IS RESERVED. SIGNATURES FOLLOW ON PAGE 49.]


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                                      -45-
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                                      -46-
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                                      -47-
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                                      -48-

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:                                      SELLER:

BEACON ENTERPRISE SOLUTIONS                 RFK COMMUNICATIONS,
GROUP, INC.                                 LLC

By: /s/ Bruce Widener                       By: /s/ S. Kathy Mills
   -------------------------------------       ---------------------------------
     Name:  Bruce Widener                        Name:  S. Kathy Mills
     Title: Chief Executive Officer              Title: Chief Executive Officer
                                                        and Member

                                            MEMBERS OF RFK COMMUNICATIONS, LLC:

                                            /s/ S. Kathy Mills
                                            ------------------------------------
                                            S. Kathy Mills

                                            STRATEGIC TECHNOLOGY INVESTMENTS,
                                            LLC, as Member

                                            /s/ Richard C. Mills
                                            ------------------------------------
                                            By:  Richard C. Mills, its Manager

                                            /s/ Kathy S. Mills
                                            ------------------------------------
                                            By:  Kathy S. Mills, its Manager


                                      -49-